Exhibit 99.1

UTSTARCOM FULFILLS NASDAQ CONTINUED LISTING REQUIREMENTS

ALAMEDA, Calif., June 30, 2006 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, announced today that, as a result of the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2005, the Company has received notice from Nasdaq that it has evidenced compliance with the filing requirement and all other requirements for continued listing on The Nasdaq National Market. Accordingly, the Company will continue trading under its listed symbol “UTSI.”

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its broadband, wireless, and handset solutions to operators in both fast-growth and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the Company has research and design operations in the United States, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the Company’s Web site at www.utstar.com.

Company Contact
Chesha Kamieniecki
Director of Investor Relations
UTStarcom, Inc.
(510) 749-1560

UTStarcom Inc.
1275 Harbor Bay Parkway
Alameda, CA  94502